Exhibit 99.1

Aclarion Announces Pricing of Registered Direct Offering of Common Stock Priced At the Market

BROOMFIELD, Colo., January 3, 2025 (GLOBE NEWSWIRE) -- Aclarion, Inc., (“Aclarion” or the “Company”) (Nasdaq: ACON, ACONW), a healthcare technology company that is leveraging biomarkers and proprietary augmented intelligence (AI) algorithms to help physicians identify the location of chronic low back pain, today announced that it has agreed to sell 3,380,276 shares of its common stock at a price per share of $0.142 in a registered direct offering priced at the market. All of the shares of common stock in the offering are being sold by Aclarion. The closing of the offering is expected to take place on or about January 6, 2025, subject to the satisfaction of customary closing conditions.

The gross proceeds to Aclarion from this offering are expected to be approximately $480,000, before deducting the placement agent’s fees and other offering expenses payable by Aclarion. Aclarion intends to use the net proceeds from the offering to fund market development and clinical evidence, product development and quality, and general and administration support, and other general corporate purposes.

Dawson James Securities, Inc. is acting as the sole placement agent for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-281999) that was declared effective by the Securities and Exchange Commission (“SEC”) on September 23, 2024. The offering may be made only by means of a prospectus supplement and accompanying prospectus. A final prospectus supplement with the final terms of the offering will be filed with the SEC and will be available for free on the SEC’s website, located at www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from Dawson James Securities, Inc., 101 North Federal Highway, Suite 600, Boca Raton, FL 33432 or by telephone at (561) 391-5555, or by email at investmentbanking@dawsonjames.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

About Aclarion, Inc.

Aclarion is a healthcare technology company that leverages Magnetic Resonance Spectroscopy (“MRS”), proprietary signal processing techniques, biomarkers, and augmented intelligence algorithms to optimize clinical treatments. The Company is first addressing the chronic low back pain market with Nociscan, the first, evidence-supported, SaaS platform to noninvasively help physicians distinguish between painful and nonpainful discs in the lumbar spine. Through a cloud connection, Nociscan receives magnetic resonance spectroscopy (MRS) data from an MRI machine for each lumbar disc being evaluated. In the cloud, proprietary signal processing techniques extract and quantify chemical biomarkers demonstrated to be associated with disc pain. Biomarker data is entered into proprietary algorithms to indicate if a disc may be a source of pain. When used with other diagnostic tools, Nociscan provides critical insights into the location of a patient’s low back pain, giving physicians clarity to optimize treatment strategies.

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Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations are forward-looking statements and reflect the current beliefs of Aclarion's management. Such forward-looking statements include, without limitation, statements relating to the completion of the offering and the intended use of proceeds. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the offering, and other risks and uncertainties related to the offering, as well as the risks and uncertainties set forth in the "Risk Factors" section and elsewhere in the prospectus supplement related to the offering filed with the SEC and in our other filings with the SEC and available at www.sec.gov, including in our Annual Report on Form 10-K. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and Aclarion assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Investor Contacts:

Kirin M. Smith

PCG Advisory, Inc.

646.823.8656

ksmith@pcgadvisory.com

Media Contacts:

Jodi Lamberti

SPRIG Consulting

612.812.7477

jodi@sprigconsulting.com

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